Exhibit 99.1

NEWS

For immediate release

Contact:  Chris Mason, Director, Corporate Communications
(630) 227-2062 chris.mason@aarcorp.com
Web address: www.aarcorp.com

PATRICK J. KELLY ELECTED TO AAR CORP. BOARD OF DIRECTORS

WOOD DALE, ILLINOIS (July 14, 2006) — AAR CORP. (NYSE: AIR) announced that its Board of Directors has elected Patrick J. Kelly as a Director of the Company for a three-year term.

Kelly, 51, currently serves as Chief Executive Officer of Resource One, an Oak Brook, Illinois based provider of computer programming services and as Managing Director of KMK & Associates, a private equity firm with interests in companies operating in the distribution, technology, real estate and financial services industries.

“Patrick’s business and entrepreneurial skills and experience in building and managing a diverse group of companies, will serve us well as we position the business for future growth,” said David P. Storch, Chairman, President and Chief Executive Officer of AAR CORP. “We welcome him to our Board and look forward to his participation and contributions.”

AAR is a leading provider of products and value-added services to the worldwide aviation/aerospace industry.  With facilities and sales locations around the world, AAR uses its close-to-the-customer business model to serve airline and defense customers through four operating segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems and Aircraft Sales and Leasing.

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One AAR Place • 1100 N. Wood Dale Road • Wood Dale, IL 60191 USA • 1-630-227-2000 Fax 1-630-227-2101